Exhibit 10.7
SUBSCRIPTION AGREEMENT

Agreement, made this ____ day of May, 2007, by and between FLEXIBLE SOLUTIONS INTERNATIONAL INC., a Nevada corporation (the “Company”), and __________________________________________________ (the “Subscriber”).

In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

ARTICLE I
SUBSCRIPTION

1.01  Subscription Offer. Subject to the terms and conditions hereof and to acceptance by the Company, Subscriber hereby irrevocably offers to purchase ________ units of common stock with one half warrant exercisable for three years at a price of US$4.50 (the “securities”) at a price of US$ 3.25 per share, for a total price of $________. The purchase price is payable in full by wire transfer to Flexible Solutions International Inc.

Beneficiary:	Flexible Solutions International Inc.
Bank:	US Bank 2031 Main St. Ferndale, WA 98248

Routing #	125 000 105
Account #	1 535 9130 8140
SWIFT Code (for international use):	USBK44IMT

1.02  Acceptance of Subscription. The Company reserves the right to reject Subscriber’s offer in whole or in part, for any reason, and to allocate less than the maximum number of Securities the Subscriber hereby offers to purchase. Any sale of Securities to Subscriber shall not be deemed to occur until the Subscriber’s offer is accepted in writing by the Company. Subscriber shall not have any recourse against the Company if a purchase offer is rejected in whole or in part. The Company shall reasonably notify the Subscriber in writing of the acceptance of the purchase offer. If the purchase offer is accepted, the Company will confirm in writing the Subscriber’s purchase of the Securities. If the purchase off is rejected in whole or in part, the Company will promptly return to Subscriber, without deduction or interest, all or a rateable portion of the subscription price, as the case may be, together with all executed documents tendered by the Subscriber. If the purchase offer is rejected in part only, Subscriber shall immediately complete, execute, and deliver to the Company new subscription documents for the appropriate reduced amount.

1.03  Restrictions on Securities. The Securities have not been registered under the Securities Act of 1933 (the ‘Act”) or any applicable state securities laws.

Term Sheet. The term sheet immediately below shall govern the specifics of the units subscribed for.

Issuer	Flexible Solutions International Inc. (“FSI” or the Company)

Issue	Common stock with Warrants

Pricing	$3.25 per unit

Warrants.
FSI will issue warrants to purchase 50% of the number of shares of common stock that will be purchased at closing. The warrants will have a three-year life from date of closing. The exercise price will be $4.50. The shares underlying the Warrants will be subject to the same registration statement as the Shares.

Registration Rights
FSI agrees to file an SB-2 registration statement covering all shares and warrants within 45 days of closing. In the event that FSI fails to file a registration statement within the 45-day period, a cash penalty equal to 1/30 of 1% of the investment will accrue for each day thereafter that a registration document has not been filed. FSI will respond to all SEC comment letters regarding the registration statement within 25 days of receipt of the comment letter(s). In the event that FSI does not respond within 25 days, a cash penalty equal to 1/30 of 1% of the investment will accrue for each day thereafter that a response has not been filed. Any cash penalties will be paid to the investor on receipt by the Company of a written request.

Price Protection
For the 12 months following the closing date of this financing, in the event the Company issues common stock, or securities convertible or exchangeable into common stock, at a price less than the Purchase Price then the Purchase Price and the Warrant Exercise Price will be changed to this price and accounted for by the issuance of additional shares and warrants to the investors. Employee and consultant options are excluded from this provision.

Future Financings
Investors shall have the right of participation in any future equity or equity-linked financings by the Company for a period of 18 months following the closing in order to maintain their percentage ownership in the Company.

ARTITCLE II
REPRESENTAIONS AND WARRANTIES

2.00 The Company warrants that it has the authority to accept the subscription and issue the shares and warrants subscribed for.

2.01.1 The Company warrants that to its knowledge, no shares of common stock are entitled to pre-emptive or similar rights.

2.02 The Company warrants that the shares will be issued as fully paid for and non-assessable.

2.03 Status of Subscriber. Subscriber, if an individual, is at least 21 years of age. If an association, each individual member of the association is at least 21 years of age.

2.04 Access to Information. Because of Subscriber’s pre-existing business or personal relationship with the Company or with the officers and directors of the Company, or by reason of the business or financial experience of Subscriber or his professional advisors who are unaffiliated with a and who are not compensated by the Company, or an affiliate thereof, Subscriber had the capacity to protect his own interests in connection with the offer and sale of the Securities.

2.05 Understanding of Investment Risks. Subscriber understands that there is a limited market for the Securities and no assurance that a wider market will develop, and that realization of the objectives of the Company is subject to significant economic and business risks.

2.06 Understanding of Nature of Securities. Subscriber understands that:

a)	The Securities have not been registered under the Act or any state securities laws:

b)	The Securities cannot be sold or transferred for value without registration under the Act and applicable state laws or exemption therefrom:

c)	Only the Company can register the Securities under the Act and applicable state securities laws:

d)
The Company has made representation to Subscriber that the Company will register the Securities under the Act or any applicable state securities laws by filing a registration statement within 30 days of receipt of the subscription and will use its best efforts to ensure that the registration statement becomes effective as soon as possible after the subscription.

2.07  Investment Intent. Subscriber represents and warrants that:

a)	Subscriber is acquiring the Securities for the Subscriber’s own account and not for or on behalf of any other person;

b)
Subscriber is acquiring the Securities for investment and not for distribution or with the intent to divide Subscriber’s participation with others or of reselling or otherwise distributing the Securities;

c)	Neither Subscriber not anyone acting on Subscriber’s behalf has paid any commission or other remuneration to any person in connection with the purchase of the Securities; and

d)	Subscriber will not sell the Securities without registration under the Act and any applicable state securities law or exemption there-from.

2.06  Residence of Subscriber. The residence of Subscriber set forth below is the true and correct residence of Subscriber and he or she has no present intention of becoming a resident or domiciliary of any other state, county or jurisdiction.

2.07  Further Assurances. Subscriber will execute and deliver to the Company any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the Securities.

2.08  Non-disclosure. Subscriber has not distributed any written materials furnished to Subscriber by the Company to anyone other than the Subscriber’s professional advisors.

2.09  Ability to Bear Economic Risk. Subscriber is able to bear the economic risk of an investment in the Securities and to maintain his investment in the Securities for an indefinite period of time, and, further, could bear a total loss of the investment and not change his standard of living, which existed at the time of such investment.

2.10  For Partnerships, Corporations, Trusts, or Other Entities Only. If the Subscriber is a partnership, corporation, trust, or other entity,

a)	Subscriber has enclosed with this agreement appropriate evidence of the authority of the individual executing this agreement to act on its behalf .

b)
Subscriber has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representation and warranties made herein on its behalf and this investment in the Company has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of he entity.

ARTICLE III
MISCELLANEOUS PROVISIONS

3.01  Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

3.02  Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties and shall supersede all prior agreements and understanding. No Amendment of the Agreement shall be made without the express written consent of the parties.

3.03  Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

3.04  Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of Nevada.

3.05  Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addresses to the parties as follows: to the Company, at 2614 Queenswood Drive, Victoria, British Columbia, V8N 1X5, and to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

“Company”

Flexible Solutions International Inc.

By: Dan O’Brien, President
Authorized Officer

“Subscriber(s)”

Name(s) exactly as you wish your interest in the company to be registered	1) _________________________________
(please print)

2) _________________________________
(please print)

Title, if Subscriber is not a person	1) _________________________________

2) _________________________________

Signatures	1) _________________________________
(signature)

2) _________________________________
(signature)

Primary Address	1) _________________________________
___________________________________
___________________________________

2) _________________________________
___________________________________
___________________________________

Mailing Address (if different from above)	1) _________________________________
___________________________________
___________________________________

2) _________________________________
___________________________________
___________________________________

Contact Telephone Number(s)	1) _________________________________

2) _________________________________

Tax Identification Number	1) _________________________________

2) _________________________________

Flexible Solutions Subscription Agree Equity 5-4-07

Warrant to Purchase Common Stock

1.
Introduction. Agreement made May 4th 2007, between Flexible Solutions International Inc., with offices at 615 Discovery St., Victoria, British Columbia V8T 5G4 (the “Company”), and _______________________________________________Grantee”).

2.
Grant of Warrant. The Company grants to Grantee this warrant to purchase shares of the Company’s common stock (the “Shares”) in the amounts, at the price, and subject to all the terms and conditions set out in this agreement.

3.	Grant Date of Warrant. The grant date of this warrant is May 4th 2007.

4.	Total Number of Warrants Available. The total number of Shares that may be purchased by Grantee pursuant to this Agreement is ______________ shares, as set forth in Paragraph 5.

5.	Warrant Price. The price at which Grantee may buy the Shares is four dollars fifty cents (US$4.50) per Share.

6.	When Warrant Exercisable: Grantee may exercise the warrant rights at any time after the grant date but not later than three years from the grant date.

7.
Warrant Not Transferable. Grantee’s warrant rights may be exercised only by the Grantee or Grantee’s personal representative during Grantee’s lifetime and are not transferable except by will or by the laws of descent and distribution should Grantee die intestate. The warrant rights may not be sold, assigned, pledged, or hypothecated, and any attempt to do so shall be void. The warrant rights are not subject to levy, attachment, or other process of law, and any attempt to levy, attach, or otherwise transfer the warrant rights or place liens upon them shall be void.

8.	Termination of the Warrant. Except as otherwise provided herein, this Agreement shall expire May 3rd 2010, three years from the date of grant (the “Warrant Period”).

9.
The Company’s Merger, Reorganization, Etc. If, during the warrant period but before Grantee has exercised all of the warrant rights with regard to the total number of Shares available for purchase by Grantee, the Sharers of the Company’s common stock are changed into or exchanged for a different number or different kind of shares or other securities, either the Company’s or those of another company, this Agreement shall remain in force. However, there shall be substituted for each of the Shares the number and kind of shares or other securities for which each Share of the Company’s common stock was exchanged or into which each Share was changed. The shares or securities substituted for each Share of the Company’s common stock may be purchased by Grantee under this Agreement for a price appropriately adjusted for the substituted securities.

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10.
Declaration of Stock Dividends. If the Company issues a common stock dividend on the Company’s common stock, the number of Shares that may be purchased by Grantee thereafter shall be adjusted as follows: To each of the un-purchased Shares, there shall be added the number of Shares issued as a dividend on each Share of outstanding common stock; each of the Shares together with the additional Shares applicable to that Share shall be bought as one unit for the price set out for each of the Shares in Paragraph 5.

11.
Other Changes in the Company’s Stock. If there area any changes in the number or kind of Shares outstanding that affect the Company’s common stock or the stock or other securities into which the Company’s common stock has been changed, other than those described in Paragraphs 10 and 11, a majority of the Company’s Board of Directors may make such changes in the Shares available for purchase under this Agreement as the Board of Directors deems appropriate. Any adjustment in the Shares available for purchase made in accordance with this Paragraph shall be binding upon Grantee.

12.
The Company’s Liquidation, Dissolution, Etc. If the Company liquidates or dissolves or enters into a merger or consolidation in which the Company is not the surviving company, the Company shall give Grantee at least one month’s notice prior to the liquidation, dissolution, merger, or consolidation. Grantee shall have the right to exercise this Warrant in full, to the extent that is had not been previously exercised, within the one-month period. To the extent that Grantee’s warrant rights have not been exercised on the effective date of the liquidation, dissolution, merger, or consolidation, they shall terminate.

13.
Manner in Which Warrant Is Exercised During Grantee’s Lifetime. Any of Grantee’s warrant rights may be exercised by Grantee or Grantee’s personal representative during Grantee’s lifetime by written notice addressed to the Company’s corporate Secretary, signed by Grantee or Grantee’s personal representative. The notice shall state the number of Shares to be purchased and shall be accompanied by a certified check payable to the Company for the purchase price of Shares purchased. Immediately following payment of the check, the Company shall issue a certificate or certificates for the Shares purchased in Grantee’s or Grantee’s personal representative’s name and deliver it or them to the person who signed the notice.

14.
Manner in Which Warrant Is Exercised After Grantee’s Death. If Grantee has not fully exercised the warrant rights before Grantee’s death, then the persons designated by Grantee in writing on file with the Company or, if no such persons have been designated, Grantee’s executor or administrator, may exercise any of Grantee’s warrant rights during the warrant period. The rights shall be exercised in the same manner as provided in Paragraph 14 except that the person entitled to exercise the rights shall be substituted for Grantee or Grantee’s personal representative.

15.
  Cashless Exercise. The Warrant Holder may choose cashless exercise. The Holder must notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

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X = Y [(A-B)/A]

Where: X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

●
For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

16.
Violation of Law. The warrant granted by this Agreement may not be exercised if its exercise would violate any applicable state securities law, any registration under or any requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules of an exchange on which the Shares are traded, any other federal law, or any law of applicable state securities laws.

17.
Unregistered Stock. If a registration statement for the Shares is not in effect or if Grantee’s attorneys require a writing from Grantee to avoid violation of the Securities Act of 1933, as amended, the Company may require a written commitment form the person exercising the warrant before delivery of the certificate or certificates for the Shares. The Commitment shall be in a form prescribed by the Company. It will state that it is the intent of the person exercising the warrant to acquire the Shares for investment only and not the intent of transferring or reselling them; that the person exercising the warrant has been told that the Shares may be “restricted shares” pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the Shares may only be made on conformity with Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule or regulation. The Company may place a legend on the face of the certificate or certificates in accordance with this Commitment and may refuse to permit transfer of the Shares unless it receives satisfactory evidence that the transfer will not violate Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation.

Grantee	Flexible Solutions International Inc.

__________________________________	__________________________________ Dan O’Brien, CEO

Flexible Sol. Warrant to Purch. - Equity 5-4-07

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